Exhibit 99.1

Contact:
CCG Investor Relations
Mr. Crocker Coulson, President
Phone: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com
Website: www.ccgirasia.com

Mr. Colman Cheng, Chief Financial Officer
China Nutrifruit Group Limited
Tel: +852-9039-8111
Email: zsj@longheda.net
Website: www.chinanutrifruit.com

For Immediate Release

China Nutrifruit Group Limited Raises $11.86 million in Private Placement

Daqing, Heilongjiang Province, China – October 1, 2009 China Nutrifruit Group Limited (NYSE Amex: CNGL) ("China Nutrifruit" or "the Company"), a leading producer of premium specialty fruit based products in China ("PRC"), today announced the initial closing of a private placement financing with a group of accredited investors for 359,502 units at a purchase price of $33.00 per unit, each consisting of one share of the Company’s newly-designated Series A Convertible Preferred Stock and a warrant to purchase 2.5 shares of the Company’s common stock. In connection with the initial closing of the offering, the Company received an aggregate gross proceeds of approximately $11.86 million. WLT Brothers Capital, Inc. and Euro Pacific Capital, Inc. served as the placement agents.

The Company is seeking to raise aggregate gross offering proceeds of up to $18.0 million and expects to complete subsequent closings on or before November 14, 2009. Holders of the Series A Convertible Preferred Stock are entitled to receive cumulative dividends at an annual rate of 7% and may convert the shares into the Company’s common stock at an initial price of $3.30 per share. In connection with the offering, the investors received warrants to purchase up to 898,777 shares of common stock.

"We are pleased to announce the initial closing of our preferred stock offering. We intend to invest the proceeds in a new glazed fruit line and concentrate pulp production line. The concentrate pulp line will allow us to bring production of apple and pear juice concentrate in-house and enhance margin of these popular products," said Mr. Jinglin Shi, CEO of China Nutrifruit. "With the new glazed fruit production line, we will begin producing our newly developed glazed blueberry product to the market. We believe these new production lines will allow us to accelerate growth in revenue and enhance our profitability in the year ahead."

The securities issued in the private placement have not been registered under the United States Securities Act of 1933, as amended or the securities laws of any other jurisdiction. The Company is obligated to register the shares of common stock underlying the Series A Convertible Preferred Stock and Warrants within a pre-defined period. Until they are registered, these securities may not be sold by investors in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements. For more detailed information on this financing, see the Company’s Current Report on Form 8-K which will be filed with the Securities and Exchange Commission on or about October 1, 2009.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About China Nutrifruit Group Limited

Through its subsidiary Daqing Longheda Food Company Limited, China Nutrifruit, is engaged in developing, processing, marketing and distributing a variety of food products processed primarily from premium specialty fruits grown in Northeast China, including golden berry, crab apple, blueberry and raspberry. The Company’s processing facility possesses ISO9001 and HACCP series qualifications. Currently, the Company has established an extensive nationwide sales and distribution network through 70 distributors in China. For more information, please visit http://www.chinanutrifruit.com ..

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements". Such statements include, among others, those concerning the offering, our expected financial performance and strategic and operational plans, our future operating results, our expectations regarding the new production lines, as well as all assumptions, expectations, predictions, intentions or beliefs about our relative strength and about future events. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ('SEC'), and our subsequent SEC filings.. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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